ADDENDUM TO INVESTMENT ADVISORY AGREEMENT

FISCAL YEAR-END 09/30/2014

Calvert Social Investment Fund

Calvert World Values Fund, Inc.

Calvert Social Index Series, Inc.

The Calvert Fund

Calvert Impact Fund, Inc.

Calvert SAGE Fund, Inc.

Calvert Investment Management, Inc. (“Calvert” or the “Advisor”) is the investment advisor to the above-referenced registered investment companies (“Funds”). Calvert has agreed, with the respective Funds, to contractually limit (direct/ or direct ordinary) net annual fund operating expenses of the Funds through January 31, 2015, as follows. This expense limitation does not limit the acquired fund fees and expenses incurred by a shareholder. Under the terms of the contractual expense limitation, operating expenses do not include interest expense, brokerage commissions, extraordinary expenses, and taxes. To the extent any expense offset arrangement reduces Fund expenses, Calvert's obligation under this agreement is reduced and Calvert shall also benefit from the expense offset arrangement. The below figures are expressed as a percentage of average net assets.

	Class A	Class B	Class C	Class I	Class Y	Class R
Calvert Social Investment Fund[1]
Calvert Balanced Portfolio				0.72%	0.955%
Calvert Equity Portfolio					0.96%
Calvert Bond Portfolio					0.92%
Calvert Large Cap Core Portfolio				0.81%	1.07%
Calvert Conservative Allocation Fund	0.44%		2.00%
Calvert Moderate Allocation Fund	0.80%		2.00%
Calvert Aggressive Allocation Fund	0.43%		2.00%

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	Class A	Class B	Class C	Class I	Class Y	Class R
Calvert World Values Fund[2]
Calvert International Equity Fund				1.10%	1.39%
Calvert Capital Accumulation Fund	1.59%		2.59%	0.86%	1.44%
Calvert International Opportunities Fund	1.66%		2.50%	1.20%	1.41%
Calvert Emerging Markets Equity Fund	1.78%		2.78%	1.43%	1.53%

Calvert Social Index Series, Inc. [3]
Calvert Social Index Fund	0.75%	1.75%	1.75%	0.21%	0.60%

The Calvert Fund[4]
Calvert Income Fund				0.84%	1.09%	1.47%
Calvert Short Duration Income Fund	1.08%			0.75%	0.95%
Calvert Government Fund	1.04%		2.04%	0.73%
Calvert High Yield Bond Fund	1.07%		2.07%	0.74%	0.82%
Calvert Long-Term Income Fund	1.25%
Calvert Ultra-Short Income Fund	0.89%			0.50%	0.84%

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	Class A	Class B	Class C	Class I	Class Y	Class R

Calvert Impact Fund, Inc. [5]
Calvert Small Cap Fund	1.69%	3.19%	2.69%	0.92%	1.42%
Calvert Global Alternative Energy Fund	1.85%		2.85%	1.40%	1.60%
Calvert Global Water Fund	1.85%		2.85%	1.29%	1.60%
Calvert Green Bond Fund	0.88%			0.50%	0.63%

Calvert SAGE Fund, Inc. [6]
Calvert Large Cap Value Fund	1.23%		2.35%		0.98%
Calvert Equity Income Fund	1.23%		2.35%		0.98%

For Funds:	/s/William M. Tartikoff	For Calvert:	/s/Ronald M. Wolfsheimer
	William M. Tartikoff, Vice President and Secretary		Ronald M. Wolfsheimer, Executive Vice President and Chief Financial and Administrative Officer

Date:	January 29, 2014	Date:	January 29, 2014

________________________________________

1 Calvert has further agreed to contractually limit direct net annual fund operating expenses for Calvert Balanced Portfolio Class Y and Calvert Large Cap Core Class Y to 3.00% through January 31, 2024 and Calvert Bond Portfolio Class Y to 3.00% through January 31, 2021.

2 Calvert has further agreed to contractually limit direct net annual fund operating expenses for Calvert International Equity Fund Class Y, Calvert International Opportunities Fund Class Y and Calvert Emerging Markets Equity Fund Class Y to 3.00% (through January 31, 2024 for Calvert Emerging Markets Equity Fund, through January 31, 2023 for Calvert International Opportunities Fund and through January 31, 2021 for Calvert International Equity Fund).

3 Calvert has further agreed to contractually limit direct net annual fund operating expenses for Calvert Social Index Fund Class I to 0.21% through January 31, 2016.

4  Calvert has further agreed to contractually limit direct net operating expenses for Calvert Ultra-Short Income Fund Class A to 0.89% and Class Y to 0.84% through January 31, 2016; and for Calvert Government Fund Class C to 5.00% and Calvert High Yield Bond Fund Class Y to 3.00% through January 31, 2023.

5  Calvert has further agreed to contractually limit direct net annual fund operating expenses for Calvert Global Alternative Energy Fund Class Y and Calvert Global Water Fund Class Y to 3.00% through January 31, 2023.

6  Calvert has further agreed to contractually limit direct net operating expenses for Calvert Equity Income Fund Class C to 5.00% and Class Y to 3.00% through January 31, 2024; and for Calvert Large Cap Value Fund Class Y to 3.00% through January 31, 2021.

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